UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

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Soliciting Material under §240.14a-12

CYTOSORBENTS CORPORATION
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*** Exercise Your Right to Vote ***Important Notice Regarding the Availability of Proxy Materials for theStockholder Meeting to Be Held on June 4, 2019.Meeting InformationCYTOSORBENTS CORPORATIONMeeting Type: Annual MeetingFor holders as of: April 12, 2019Date: June 4, 2019 Time: 10:00 a.m., Eastern timeLocation:Nasdaq Stock Market - Corporate Headquarters1 Liberty Plaza165 BroadwayNew York, NY 10006CYTOSORBENTS CORPORATIONC/O BROADRIDGEP.O. BOX 1342BRENTWOOD, NY 11717You are receiving this communication because you hold shares in the company named above.This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).We encourage you to access and review all of the important information contained in the proxy materials before voting.See the reverse side of this notice to obtain proxy materials and voting instructions.E66250-P21194

Before You VoteHow to Access the Proxy MaterialsProxy Materials Available to VIEW or RECEIVE:NOTICE AND PROXY STATEMENT ANNUAL REPORT OF CYTOSORBENTS CORPORATIONHow to View Online:Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.How to Request and Receive a PAPER or E-MAIL Copy:If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:1) BY INTERNET: www.proxyvote.com2) BY TELEPHONE: 1-800-579-16393) BY E-MAIL*: sendmaterial@proxyvote.com* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 21, 2019 to facilitate timely delivery.How To VotePlease Choose One of the Following Voting MethodsVote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the boxmarked by the arrow (located on the following page) available and follow the instructions.Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.?E66251-P21194

Voting ItemsTHE BOARD OF DIRECTORS RECOMMENDS AVOTE “FOR” THE FOLLOWING PROPOSAL:1. To elect the following nominees to serve asdirectors:Nominees:01) Phillip P. Chan, MD, PhD02) Al W. Kraus03) Edward R. Jones, MD, MBA04) Michael G. Bator05) Alan D. Sobel, CPATHE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:2. To authorize the Board of Directors, in its discretion, to amend and restate the First Amended and Restated Certificate of Incorporationof the Company to increase the total number of authorized shares of common stock, par value $0.001 per share from 50,000,000to 100,000,000,3. To approve an amendment and restatement of the CytoSorbents Corporation 2014 Long-Term Incentive Plan,4. To ratify the appointment of WithumSmith+Brown, PC as CytoSorbents Corporation's independent auditors to audit CytoSorbentsCorporation's financial statements for the fiscal year ending December 31, 2019, and5. To conduct such other business as may properly come before the Annual Meeting or any adjournments thereof.E66252-P21194

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